UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 30, 2017, Franklin Financial Network, Inc. (the “Company”) and Franklin Synergy Bank, a Tennessee banking corporation and wholly owned subsidiary of the Company (“FSB”), entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Reorganization and Bank Merger dated December 14, 2015 with Civic Bank & Trust (“Civic”), a Tennessee banking corporation (as amended by Amendment No. 1 dated May 9, 2016, the “Merger Agreement”), solely to extend the termination date set forth in the Merger Agreement until September 30, 2017, subject to extension by the Company until December 31, 2017. For the extension to take place, the Company is required to provide Civic with evidence reasonably satisfactory to Civic that an application for approval of the merger has been filed with and accepted for processing by the Federal Reserve System on or before September 30, 2017.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amendment No. 2 to the Agreement and Plan of Reorganization and Bank Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sarah Meyerrose
Sarah Meyerrose Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 2 to the Agreement and Plan of Reorganization and Bank Merger